Ascent Solar Announces Preliminary FY2014 Revenue Results of $5.3M, a 308 Percent Increase Over 2013

February 19, 2015

THORNTON, Colorado -- Ascent Solar Technologies, Inc. (Nasdaq: ASTI), a developer of state-of-the-art, flexible thin-film photovoltaic modules, integrated into the Company's EnerPlex™ series of consumer products, announced today the Company’s preliminary fourth quarter and full year revenue results ended December 31, 2014.

The Company posted fourth quarter revenue of $2.4M, a 118% increase from the previous quarter of $1.1M and an approximately four-fold increase over Q4 2013 revenue of $0.6M. EnerPlex™ branded consumer product revenue was $2.3M in the fourth quarter, up from $1.0M in the prior quarter, a 124% increase, and from $0.5M in Q4 2013.

Total revenue for the year was $5.3M, up 308% from $1.3M in 2013.  Product revenue was $5.0M, up 355% from $1.1M in 2013.

"$5M of annual revenue is a significant milestone for Ascent Solar and is the first year in the Company’s history to have reported such robust results," said Victor Lee, President and CEO of Ascent. “The strong revenue growth again validates our revised strategy that began in the second half of 2012. We are extremely encouraged by the rapid growth of EnerPlex and we expect to see sales continue to grow rapidly as we further expand our distribution channels domestically and internationally. In Q4 we also experienced growing acceptance in our focused high-value PV market, which we believe will add to our top-line growth in 2015.”

Dr. Amit Kumar, Chairman of Ascent stated, “The rapid year over year revenue growth demonstrates the acceptance by the market of Ascent’s superior products, the expansion of our distribution capacity, and the persistence of our employees in transitioning our Company. We expect 2015 to be another year of rapid growth with continued new product launches, increased distribution, the transition of some manufacturing to Asia, and an increase in awareness of our EnerPlex™ brand.”

The preliminary, unaudited information provided above is based on the Company’s current estimate of results from operations for the year ending

December 31, 2014 and remains subject to change based on the Company’s annual closing procedures including our execution of our internal controls over financial reporting, or the subsequent occurrence or identification of events prior to the formal issuance of the annual financial statements.

About Ascent Solar Technologies: Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that are more flexible, versatile and rugged than traditional solar panels. Ascent Solar modules can be directly integrated into consumer products and off-grid applications, as well as aerospace and building integrated applications. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.ascentsolar.com.

About EnerPlex™: The EnerPlex brand represents Ascent's line of consumer products. These products, many of which are integrated with Ascent's proprietary CIGS technology, provide consumers with the ability to integrate solar into their everyday lives, while enabling them to free themselves and their electronics from the outlet. For more information on the EnerPlex brand and to see the product line, please visit www.goenerplex.com.

Forward-Looking Statements: Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:
Investor Relations Contact:
CleanTech IR
Brion D. Tanous, 310-541-6824
Mobile: 424-634-8592
btanous@cleantech-ir.com
or
Ascent Solar Technologies
Justin R. Jacobs, 1-720-872-5194
jjacobs@ascentsolar.com